                                                                     EXHIBIT 3.4
                            CERTIFICATE OF AMENDMENT
                            ------------------------
                             (Pursuant to NRS 78.385
                                  and 78.390)

         DEAN HELLER                             OFFICE USE ONLY FILED # C502095
         SECRETARY OF STATE
[LOGO]                                                              AUG 12, 2003
         202 NORTH CARSON STREET
         CARSON CITY, NEVADA 89701-4201                         IN THE OFFICE OF
         (775) 684 5708                                         /S/ DEAN HELLER
         IMPORTANT:  READ ATTACHED              DEAN HELLER, SECRETARY OF STATE
           INSTRUCTIONS BEFORE COMPLETING FORM.
--------------------------------------------------------------------------------
              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
              -----------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                             - REMIT IN DUPLICATE -

1. NAME OF CORPORATION: OVERHILL FARMS, INC.
                        ________________________________________________________
________________________________________________________________________________


2. THE ARTICLES HAVE BEEN AMENDED AS FOLLOWS (PROVIDE ARTICLES NUMBERS, IF AVAILABLE):

                          SEE THE ATTACHED EXHIBIT "A"
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

3. THE VOTE BY WHICH THE STOCKHOLDERS HOLDING SHARES IN THE CORPORATION ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER, OR SUCH GREATER PROPORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY CLASSES OR SERIES, OR AS MAY BE REQUIRED BY THE PROVISIONS OF THE ARTICLES OF INCORPORATION HAVE VOTED IN FAVOR OF THE AMENDMENT IS: 60% .*

4. OFFICER SIGNATURE (REQUIRED):

         /S/ JOHN L. STEINBRUN        JOHN L. STEINBRUN, CHIEF FINANCIAL OFFICER
         ---------------------        ------------------------------------------

* IF ANY PROPOSED AMENDMENT WOULD ALTER OR CHANGE ANY PREFERENCE OR ANY RELATIVE OR OTHER RIGHT GIVEN TO ANY CLASS OR SERIES OF OUTSTANDING SHARES, THEN THE AMENDMENT MUST BE APPROVED BY THE VOTE, IN ADDITION TO THE AFFIRMATIVE VOTE OTHERWISE REQUIRED, OF THE HOLDERS OF SHARES REPRESENTING A MAJORITY OF THE VOTING POWER OF EACH CLASS OR SERIES AFFECTED BY THE AMENDMENT REGARDLESS OF LIMITATIONS OR RESTRICTIONS ON THE VOTING POWER THEREOF.

IMPORTANT: FAILURE TO INCLUDE ANY OF THE ABOVE INFORMATION AND REMIT THE PROPER FEES MAY CAUSE THIS FILING TO BE REJECTED.


                  NEVADA SECRETARY OF STATE FORM 78.385 PROFIT AMENDMENT 1999 01
                                                           REVISED ON: 707/21/01

                                    EXHIBIT A

                           TO CERTIFICATE OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                              OVERHILL FARMS, INC.





         THE FIRST PARAGRAPH OF ARTICLE NINE OF THE CORPORATION'S AMENDED AND RESTATED ARTICLES OF INCORPORATION IS AMENDED AND RESTATED TO READ IN ITS ENTIRETY AS FOLLOWS:

                  ANY ACTION REQUIRED OR PERMITTED TO BE TAKEN AT A MEETING OF HOLDERS OF COMMON STOCK OF THE CORPORATION MAY BE TAKEN WITHOUT A MEETING IF, BEFORE THE ACTION IS TAKEN, THE BOARD OF DIRECTORS APPROVES THE ACTION AND A WRITTEN CONSENT THERETO IS SIGNED BY STOCKHOLDERS HOLDING AT LEAST A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING COMMON STOCK, EXCEPT THAT IF A DIFFERENT PROPORTION OF VOTING POWER IS REQUIRED FOR SUCH AN ACTION AT A MEETING, THEN THAT PROPORTION OF WRITTEN CONSENTS IS REQUIRED. ANY ACTION REQUIRED OR PERMITTED TO BE TAKEN AT A MEETING OF HOLDERS OF SERIES A CONVERTIBLE PREFERRED STOCK OF THE CORPORATION MAY BE TAKEN WITHOUT A MEETING IF, BEFORE OR AFTER THE ACTION, A WRITTEN CONSENT THERETO IS SIGNED BY STOCKHOLDERS HOLDING AT LEAST A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SERIES A CONVERTIBLE PREFERRED STOCK, EXCEPT THAT IF A DIFFERENT PROPORTION OF VOTING POWER IS REQUIRED FOR SUCH AN ACTION AT A MEETING, THEN THAT PROPORTION OF WRITTEN CONSENTS IS REQUIRED.